Exhibit 11

EMCOR Group, Inc. and Subsidiaries

Computation of Earnings Per Common Share and Common Equivalent Share for the three month period ended March 31, 1997.

                                                     Three Months
PRIMARY                                            Ended March 31,
                                                         1997
-------------------------------------------------  -----------------

Net Income                                                $256
                                                   =================

Weighted average number of common shares             9,514,636
outstanding

Add - common equivalent shares using the
treasury stock                                         532,351
  method
                                                   -----------------

Weighted average number of shares used in
calculation of                                      10,046,987
  primary income per common and  common
equivalent share
                                                   =================

Primary net income per common and common                  $0.03
equivalent share
                                                   =================


                                                     Three Months
FULLY DILUTED                                      Ended March 31,
                                                         1997
-------------------------------------------------  -----------------

Net Income                                                $256
                                                   =================

Weighted average number of shares used in
calculating primary income per share                10,046,987

Shares issuable upon exercise of stock options
included in                                           (532,351)
  primary calculation above

Shares issuable upon exercise of stock options
at period end                                          532,351      (a)
  market price
                                                   -----------------

Weighted average number of shares used in
calculation of fully
  diluted income per common and common              10,046,987      (a)
equivalent share
                                                   =================

Fully diluted net income per common and common
equivalent                                                $0.03
  share
                                                   =================


(a) The weighted average number of shares used in the calculation of income per common share and common equivalent share for both primary and fully diluted calculations are equivalent as the average market price for the three month period ended March 31, 1997 exceeded the market price on March 31, 1997.